                                                                     Exhibit 4.5

                                                                  EXECUTION COPY

                AMENDED AND RESTATED VOTING STANDSTILL AGREEMENT

     THIS AMENDED AND RESTATED VOTING STANDSTILL AGREEMENT, dated as of May 21, 2004 (this "Agreement"), is entered into by and among ALTUS PHARMACEUTICALS INC., a Delaware corporation (the "Company") (f/k/a "Altus Biologics Inc."), VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation ("Vertex"), and each of the parties identified on Schedule A hereto (individually, a "Purchaser" and, collectively, the "Purchasers"), and amends and restates that certain Voting Standstill Agreement among the Company, Vertex and the other parties thereto dated September 26, 2001, as amended on December 7, 2001 (the "Prior Agreement").

     WHEREAS, the Company and certain of the Purchasers (the "Series C Purchasers") contemporaneously with the execution and delivery of this Agreement, entered into a Series C Convertible Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement") which provides for the purchase by the Series C Purchasers of shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Convertible Preferred Stock") and warrants exercisable for Series C Convertible Preferred Stock;

     WHEREAS, as an essential condition and inducement to the Series C Purchasers to enter into the Purchase Agreement and consummate the transactions contemplated thereby, and in consideration therefor, Vertex and the Company have agreed to enter into this Agreement;

     WHEREAS, as of the date hereof, Vertex is the record and/or beneficial owner of 1,000,100 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), 450,000 shares of the Company's Redeemable Preferred Stock, $.01 par value per share (the "Redeemable Preferred Stock"), 87,500 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Convertible Preferred Stock, and together with the Common Stock and Redeemable Preferred Stock, the "Current Shares"), and warrants to purchase an aggregate of 4,500,000 shares of Common Stock (the "Warrants");

     WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety as set forth therein; and

     WHEREAS, the undersigned parties represent the necessary voting power required to amend the Prior Agreement pursuant to Section 3.3 thereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING OF SHARES

     1.1 AGREEMENT TO VOTE.

          (a) For purposes of this Agreement, "Shares" shall mean the Current Shares and any shares of the Company's capital stock currently held by a Vertex Affiliate (as defined below) or acquired by Vertex or any Vertex Affiliate after the date hereof, whether upon the exercise of warrants or options, by operation of law or otherwise, and whether as record or beneficial owner. In the event of a stock dividend or distribution, or any change in the Company's capital stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. For purposes of this Agreement, "Vertex Affiliate" shall mean any person or entity, which controls or is controlled by, or is under common control with Vertex. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether by ownership of voting securities, by contract or otherwise, or the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other interest of a person or entity.

          (b) If, at the time of any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, or in connection with any written consent of stockholders of the Company, the number of Shares then owned by Vertex and Vertex Affiliates exceeds thirty-nine and nine tenths percent (39.9%) of the voting power of the Company's capital stock entitled to vote or consent, Vertex shall vote or consent (or cause to be voted or consented), that number of Shares then owned by Vertex and Vertex Affiliates that exceeds thirty-nine and nine tenths percent (39.9%) of the voting power of the capital stock entitled to vote at such meeting or consent with respect to any written consent, in the same proportion as the votes or consents by holders of voting capital stock other than Vertex and the Vertex Affiliates are voted or consented for, against and abstained.

          (c) If, at the time of any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of any class or series of the Company's capital stock, however called, or in connection with any written consent of the holders of any class or series of the Company's capital stock, the voting power of the Shares then owned by Vertex and the Vertex Affiliates exceeds thirty-nine and nine tenths percent (39.9%) of the voting power of such series or class entitled to vote or consent, Vertex shall vote or consent (or cause to be voted or consented), that number of Shares then owned by Vertex and the Vertex Affiliates that exceeds thirty-nine and nine tenths percent (39.9%) of the voting power of such class or series entitled to vote or consent, in the same proportion as the votes or consents by holders of such class or series other than Vertex and the Vertex Affiliates are voted or consented for, against and abstained.

     1.2 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in any party other than Vertex any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Vertex, and neither the Company nor any Purchaser shall have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Vertex or exercise any power or authority to direct Vertex in the voting of any of the Shares, except as otherwise provided herein, or in the performance of Vertex's duties or responsibilities as stockholders of the Company.

     1.3 NO INCONSISTENT AGREEMENTS. Vertex hereby covenants and agrees that it, except as contemplated by this Agreement, the Purchase Agreement and the Amended and Restated Stockholders' Voting Agreement (the "Stockholders' Agreement") of even date herewith among the Company, the Purchasers and certain stockholders of the Company (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement, voting trust or similar agreement with respect to any of the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, and the Shares are not otherwise subject to, a proxy or power of attorney with respect to any of the Shares which is inconsistent with the obligations of Vertex pursuant to this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF VERTEX

     Vertex hereby represents and warrants to the Company and the Purchasers as follows:

     2.1 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Vertex has full power and authority to execute and deliver this Agreement, to perform such obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Vertex of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Vertex and no other actions or proceedings on the part of Vertex are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Vertex, and constitutes a valid and binding obligation of Vertex, enforceable against it in accordance with its terms.

     2.2 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by Vertex nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or approval of, any governmental authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Vertex is a party or by which it or any of its properties or assets may be bound or (iii) violate any order or law applicable to it or any of its properties or assets.

     2.3 SHARES. The Current Shares are owned beneficially and of record by Vertex and constitute all of the shares of the Company's capital stock owned of record or beneficially by Vertex or any Vertex Affiliate. All of the Current Shares are issued and outstanding, and, except for the Warrants, Vertex does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock or securities of the Company and has no interest in or voting rights with respect to any other securities of the Company. Vertex has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Current Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                                  ARTICLE III

                                  MISCELLANEOUS

     3.1 TERMINATION. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earliest to occur of (i) the third anniversary of the consummation of an underwritten public offering of Common Stock of the Corporation, (ii) the time upon which the Purchasers collectively hold less than thirty-five percent (35%) of the shares of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock outstanding on the date hereof and (iii) the time upon which the Purchasers collectively hold less than thirty-five percent (35%) of the shares of Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock outstanding on the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

     3.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     3.3 AMENDMENTS; ASSIGNMENTS; SUCCESSORS. This Agreement may not be amended except by an instrument in writing signed by the Company, Vertex and the holders of at least fifty-five percent (55%) of the voting power of the shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and Common Stock issued upon conversion of the shares of Series B Convertible Preferred Stock and

Series C Convertible Preferred Stock, including without limitation accrued but unpaid dividends thereon (whether or not declared), then held by the Purchasers voting together as a single class. Any amendment, termination or waiver effected in accordance with this Section 3.3 shall be binding upon the parties hereto, even if they do not execute such consent. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned delegated or otherwise transferred, in whole or in part, by any of the parties without prior written notice to the other parties, and any purported assignment, delegation or transfer without such notice shall be null and void.

     3.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     3.5 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     3.6 GOVERNING LAW; SPECIFIC PERFORMANCE; ENFORCEMENT. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the state courts in the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the state courts in the State of Delaware, (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby and (e) consents to service of process by delivery pursuant to Section 3.7 hereof.

     3.7 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or if sent overseas, on the tenth business day, (ii) one business day after being sent via a reputable overnight courier service guaranteeing next business day delivery, or if sent overseas on the second business day after being sent, (iii) at the time of delivery thereof to the receiving party if delivered by hand and (iv) at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, if sent by telecopier, in each case to the intended recipient as set forth below:

     If to the Company, at 125 Sidney Street, Cambridge, Massachusetts 02139,
Attention:

     President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers and Vertex, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Jonathan L. Kravetz, Esq.;

     If to a Purchaser, at the address set forth on Schedule A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser. If the Purchaser is holder of Series B Convertible Preferred Stock, a copy of such notice shall be delivered to Tomlinson Zisko LLP, 200 Page Mill Road, Second Floor, Palo Alto, California 94306, Attention: Jill E. Fishbein, Esq., and if the Purchaser is a Series C Purchaser, a copy of such notice shall be delivered to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Steven J. Gartner, Esq.; or

     If to Vertex, at 130 Waverly Street, Cambridge, Massachusetts 02139,
Attention: General Counsel, or at such other address or addresses as may have been furnished in writing by Vertex.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     3.8 INTERPRETATION. The parties have participated jointly in the negotiation of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

     3.9 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring said cost or expense.

     3.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including via facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     3.11 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     3.12 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amended and Restated Voting Standstill Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        ALTUS PHARMACEUTICALS INC.


                                        By: /s/ Peter L. Lanciano
                                            ------------------------------------
                                        Name: Peter L. Lanciano
                                        Title: President and CEO


                                        VERTEX PHARMACEUTICALS
                                        INCORPORATED


                                        By: /s/ Kenneth S. Boger
                                            ------------------------------------
                                        Name: Kenneth S. Boger
                                              ----------------------------------
                                        Title: Sr. Vice President and General
                                               Counsel
                                               ---------------------------------


                                        NOMURA INTERNATIONAL PLC


                                        By: /s/ Denise Pollard-Knight
                                            ------------------------------------
                                        Name: Denise Pollard-Knight
                                              ----------------------------------
                                        Title: Head of Nomura Phase 4 Ventures
                                               ---------------------------------


                                        U.S. VENTURE PARTNERS VIII, L.P.
                                        USVP VIII AFFILIATES FUND, L.P.
                                        USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
                                        USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

                                        By Presidio Management Group VIII,
                                        L.L.C.
                                        The General Partner of Each


                                        By: /s/ Michael P. Maher
                                            ------------------------------------
                                        Name: Michael P. Maher
                                        Title: Attorney In-Fact

                   [Amended and Restated Standstill Agreement]

                                        CMEA VENTURES LIFE SCIENCES 2000, L.P


                                        By: /s/ David Collier
                                            ------------------------------------
                                        Name: David Collier
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CMEA VENTURES LIFE SCIENCES 2000,
                                        CIVIL LAW PARTNERSHIP


                                        By: /s/ David Collier
                                            ------------------------------------
                                        Name: David Collier
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Amended and Restated Standstill Agreement]

                                        P/S BI BIOMEDICINSK VENTURE III


                                        By: /s/ Jesper Zeuthen
                                            ------------------------------------
                                        Name: Jesper Zeuthen
                                              ----------------------------------
                                        Title: Managing Director


                                        CLARIDEN BANK


                                        By: /s/ Eric Bernhardt
                                            ------------------------------------
                                        Name: Eric Bernhardt
                                        Title: Senior Vice President

                   [Amended and Restated Standstill Agreement]

                                   Schedule A

                                   Purchasers

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention: Stewart Hen

U.S. VENTURE PARTNERS VIII, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP VIII AFFILIATES FUND, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

USVP ENTREPRENEUR PARTNERS VIII-B, L.P.
2735 Sand Hill Road
Menlo Park, CA 94025
Attention: Michael Maher

NOMURA PHASE4 VENTURES LP
c/o Nomura International plc
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention: Charles Sermon

P/S BI BIOMEDICINSK VENTURE III
Sundkrogsgade 7
P.O. Box 2672
DK-2100 Copenhagen
Denmark
Attention: Jens W. Kindtler

CLARIDEN BANK
Claridenstrasse 26
CH-8022 Zurich
Switzerland
Attention: Eric Bernhardt

CMEA VENTURES LIFE SCIENCES 2000, L.P.
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP
One Embarcadero Center, Suite 3250
San Francisco, CA 94111
415.352.1520 ext. 200 (voice)
415.352.1524 (fax)
Attention: David Collier and Meryl Schreibstein

KIM FENNEBRESQUE
c/o SG Cowen & Co.
1221 Avenue of the Americas, 10th Floor
New York, NY 10020
(212) 278-4000 (office)
(212) 278-1641 (fax)

DAVID M. MALCOLM
460 Long Ridge
Bedford, NY 10530
(212) 278-4000 (office)
(212) 278-5599 (fax)

STELIOS PAPADOPOULOS
3 Summerset Drive South
Great Neck, NY 11020
(516) 487-5654 (home)
(516) 487-0245 (fax)

PETER REIKES
200 East 64th Street, #23A
New York, NY 10021
(212) 278-4000 (office)
(212) 278-4289 (fax)

SENGAL M. SELASSIE
187 Gates Avenue
Montclair, NJ 01042
(973) 744-7525 (home)
(973) 744-7569 (fax)
(212) 278-4000 (office)
(212) 278-5454 (fax)

CHRISTOPHER A. WHITE
247 West 87th Street, #18F
New York, NY 10024
(212) 278-4000 (office)
(212) 278-5454 (fax)

NOMURA INTERNATIONAL PLC
Nomura House
1 St. Martin's-le-Grand
London EC1A 4NP
United Kingdom
Attention: Charles Sermon

SG COWEN VENTURES I, L.P.
1221 Avenue of the Americas
New York, NY 10020

PAUL J. LEACH
1134 Federal Avenue East
Seattle, WA 98102

ML INVESTMENTS LLC
One Financial Center
Boston, MA 02111

CHINA DEVELOPMENT INDUSTRIAL BANK INCORPORATED
125, Nanking East Road, Section 5
Taipei 105
Taiwan, R.O.C.
Attn: James Yen

PALLADIN OPPORTUNITY FUND LLC
195 Maplewood Avenue
Maplewood, NJ 07040
Attn: Ira Leiderman

CDIB BIOTECH USA INVESTMENT, CO.
21 North Skokie Highway, Suite 104
Lake Bluff, IL 60044
Attn:Geoffrey Bonn

BAOTUNG VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

WANTUNG VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

CHUNG-SHAN VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.

CHUNG-SHAN II VENTURE CAPITAL CORPORATION
10F, 261, Sung-Chiang Road
Taipei
Taiwan, R.O.C.
Attn: Joyce Lee, Ph. D.